As Filed with the Securities and Exchange Commission on December 9, 2003.

                                                      Registration No. 333-68334
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                               BE Aerospace, Inc.

             (Exact name of registrant as specified in its charter)


             DELAWARE                                   06-1209796

   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification Number)

                              ---------------------

                            1400 Corporate Center Way
                            Wellington, Florida 33414
                                 (561) 791-5000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------

                               Thomas P. McCaffrey
                             Chief Financial Officer
                               BE Aerospace, Inc.
                            1400 Corporate Center Way
                            Wellington, Florida 33414
                                 (561) 791-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                               ------------------

                                 with copies to:

                              Rohan S. Weerasinghe
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000


          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.|_|

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                                EXPLANATORY NOTE


                  This post-effective amendment No. 1 is being filed solely for the purpose of removing from registration the shares of common stock, par value $.01, (the "Common Stock") of BE Aerospace, Inc. (the "Company") offered hereby by certain selling stockholders of the Company named herein (collectively, the "Selling Stockholders") that remain unsold at the termination of this offering pursuant to Item 512(a)(3) of Regulation S-K. The registration of the shares of the Company's Common Stock hereby pursuant to this resale shelf-registration statement was filed in connection with the acquisition of M&M Aerospace Hardware, Inc. by the Company.

                  Pursuant to a stock purchase agreement among the Company, Paul Mittentag, Adrianne Mittentag, Paul Mittentag 1997 6-Year GRAT, Paul Mittentag 1997 8-Year GRAT, Paul Mittentag 2000 8-Year GRAT, Adrianne Mittentag 1997 8-Year GRAT, Adrianne Mittentag 2000 8-Year GRAT and Adrianne Mittentag 1997 10-Year GRAT, Stuart Mittentag, Mark Mittentag, David Leshner and Jennifer Leshner, the Company was required to cause the registration statement to remain effective until the earliest to occur of (i) September 10, 2003, which is two years from the date such registration statement was declared effective, or (ii) the date that the selling stockholders no longer own any shares of Common Stock issued as consideration for the acquisition of M&M. Consequently, the Company is no longer required by the terms of the stock purchase agreement to keep the registration statement effective. As of December 5, 2003, 1,266,261 shares of Common Stock registered pursuant to this registration statement remain unsold. The Company hereby removes such shares from registration. This post-effective amendment No. 1 does not contain a copy of the prospectus or Part II included in the Registration Statement as the sole purpose of this filing is to remove from registration all of the shares of Common Stock offered hereby that remain unsold pursuant to the registration statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida, on December 9, 2003.

                                           BE AEROSPACE, INC.



                                           By:             *
                                               --------------------------------
                                                       Amin J. Khoury
                                                    Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                               Title                                   Date
            ---------                               -----                                   ----

                *                           Chairman of the Board                     December 9, 2003
---------------------------------
         Amin J. Khoury

                *                           President, Chief Executive Officer        December 9, 2003
---------------------------------           principal executive officer), and
          Robert J. Khoury                  Director



               *                            Corporate Senior Vice President of        December 9, 2003
---------------------------------           Administration and Chief Financial
         Thomas P. McCaffrey                Officer(principal financial and
                                            accounting officer)


                *                           Director                                  December 9, 2003
---------------------------------
          Jim C. Cowart

                *                           Director                                  December 9, 2003
---------------------------------
      Richard G. Hamermesh

                                            Director
---------------------------------
         David C. Hurley


                *                           Director                                  December 9, 2003
---------------------------------
          Brian H. Rowe

                *                           Director                                  December 9, 2003
---------------------------------
       Jonathan M. Schofield




* By: /s/ Thomas P. McCaffrey               Attorney-in-fact                          December 9, 2003
      ---------------------------
          Thomas P. McCaffrey
           Attorney-in-fact